February 26, 2026

Burford Reports 4Q25 and FY25 Financial Results

Burford Capital Limited (“Burford”), the leading global finance and asset management firm focused on law, today announces its financial results for the three months ended December 31, 2025 (“4Q25”) and the year ended December 31, 2025 (“FY25”). The full detailed presentation of Burford’s 4Q25 and FY25 financial results, as well as a shareholder letter and detailed portfolio data table, can be viewed at http://investors.burfordcapital.com.

On February 25, 2026, Burford’s board of directors declared a final dividend for the year ended December 31, 2025 of $0.0625 per ordinary share to be paid, subject to shareholder approval at the 2026 annual general meeting, on June 12, 2026 to shareholders of record on May 22, 2026.

Christopher Bogart, Burford Capital’s Chief Executive Officer, commented:
“We had a terrific 2025 for new business, with new definitive commitments up 39%. Portfolio modeled realizations1 increased $700 million to $5.2 billion at year end. In the part of our business where we have less influence – case progress and realizations – we brought in a substantial amount of cash, but our results were impacted by extended case durations and other unrealized fair value adjustments. The quality of the portfolio remains high, and we believe the future is bright in terms of growing the business and the potential for asymmetric upside value for shareholders.”

Burford will hold a conference call for investors and analysts at 9.00am EST / 2.00pm GMT on Thursday, February 26, 2026. For swift access to the conference call at the time of the event, pre-registration is encouraged at https://registrations.events/direct/Q4I740130. The dial-in numbers for the conference call are +1 (646) 307-1951 (USA) or +1 (888) 500-3691 (USA & Canada toll free) / +44 (0)20 8610 3526 (UK) or +44 800 524 4258 (UK toll free), and the access code is 74013. To minimize the risk of delayed access, participants are urged to dial into the conference call by 8.40am EST / 1.40pm GMT.

A live audio webcast and replay will also be available at https://events.q4inc.com/attendee/657000184, and pre-registration at that link is encouraged.

For further information, please contact:

Burford Capital Limited
For investor and analyst inquiries:
Americas: Josh Wood, Head of Investor Relations - email	+1 212 516 5824
EMEA & Asia: Rob Bailhache, Head of EMEA & Asia Investor Relations - email	+44 (0)20 3530 2023
For press inquiries:
David Helfenbein, Senior Vice President, Public Relations - email	+1 646 504 7074
1 Modeled realizations reflect expected future realizations from capital provision assets (excluding YPF-related assets) based on probabilistic modeling of portfolio and adjusted by an experience factor based on historical modeling accuracy rates. Modeled realizations calculation is derived from Burford’s internal modeling of individual matters and of Burford’s portfolio as a whole. These data are not a forecast of future results. See “Forward-looking statements”, “Estimates and assumptions” and “Key performance indicators” for more information. See the full detailed presentation of Burford’s 4Q25 and FY25 financial results for information on how modeled realizations are calculated.

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About Burford Capital

Burford Capital is the leading global finance and asset management firm focused on law. Its businesses include litigation finance and risk management, asset recovery and a wide range of legal finance and advisory activities. Burford is publicly traded on the New York Stock Exchange (NYSE: BUR) and the London Stock Exchange (LSE: BUR) and works with companies and law firms around the world from its global network of offices.

For more information, please visit www.burfordcapital.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any ordinary shares or other securities of Burford.

This press release does not constitute an offer of any Burford private fund. Burford Capital Investment Management LLC, which acts as the fund manager of all Burford private funds, is registered as an investment adviser with the US Securities and Exchange Commission. The information provided in this press release is for informational purposes only. Past performance is not indicative of future results. The information contained in this press release is not, and should not be construed as, an offer to sell or the solicitation of an offer to buy any securities (including interests or shares in any of Burford private funds). Any such offer or solicitation may be made only by means of a final confidential private placement memorandum and other offering documents.

Forward-looking statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended, including Burford’s target metrics and projections, such as modeled realizations, that are intended to be covered by the safe harbor provided for under these sections. In some cases, words such as “aim”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “guidance”, “intend”, “may”, “plan”, “potential”, “predict”, “projected”, “should” or “will”, or the negative of such terms or other comparable terminology, are intended to identify forward-looking statements. Although Burford believes that the assumptions, expectations, projections, intentions and beliefs about future results and events reflected in forward-looking statements have a reasonable basis and are expressed in good faith, forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause Burford’s actual results and events to differ materially from (and be more negative than) future results and events expressed, projected or implied by these forward-looking statements. Factors that might cause future results and events to differ include, among others, those discussed in the “Risk Factors” section of Burford’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the US Securities and Exchange Commission on February 26, 2026. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained in the periodic and current reports that Burford files with or furnishes to the US Securities and Exchange Commission. Many of these factors are beyond Burford’s ability to control or predict, and new factors emerge from time to time. Furthermore, Burford cannot assess the impact of each such factor on its business or the extent to which any factor or combination of factors may cause actual results and events to be materially different from those contained in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on Burford’s forward-looking statements.

All subsequent written and oral forward-looking statements attributable to Burford or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this press release and, except as required by applicable law, Burford undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition to forward-looking statements, this press release includes certain data, such as modeled realizations, based on calculations derived from Burford’s probabilistic modeling of individual matters and its portfolio as a whole. This data is not a forecast of future results, and past performance is not a guide to future performance. The inherent volatility and unpredictability of legal finance assets precludes forecasting and limits the predictive nature of Burford’s probabilistic model. Furthermore, the inherent nature of the probabilistic model is that actual results will differ from the modeled results, and such differences could be material. The data based on calculations derived from Burford’s probabilistic model contained in this press release is for informational purposes only and is not intended to be a profit forecast or be relied upon as a guide to future performance.

Estimates and assumptions

This press release includes certain unaudited financial and business projections, targets and goals with respect to Burford’s future outlook (collectively, the “Estimates”). The Estimates reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Estimates constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in these projections, targets or goals. There can be no assurance that the Estimates will be realized or that actual results will not be materially higher or lower than forecast. The Estimates cannot, therefore, be considered a guarantee of future results of operations, and this information should not be relied upon as such. The inclusion of the Estimates in this press release should not be regarded as an indication that Burford or any of its affiliates, officers, directors, employees or representatives considered or considers the Estimates to be necessarily predictive of actual future events, and the Estimates should not be relied upon as such. The inclusion of the Estimates herein should not be deemed an admission or representation by Burford that its management views the Estimates as material information. Neither Burford nor any of its affiliates, officers, directors, employees or representatives has made or makes any representation to any of Burford’s shareholders or any other person regarding the ultimate performance of Burford compared to the information contained in the Estimates or can give any assurance that actual results will not differ materially from the Estimates. BURFORD DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE ESTIMATES TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THE ESTIMATES WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE ESTIMATES ARE NO LONGER APPROPRIATE OR ARE SHOWN TO BE IN ERROR, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Key performance indicators

Burford uses certain unaudited key performance indicators (“KPIs”). The KPIs are presented because Burford uses them to monitor its financial condition and results of operations and/or Burford believes they are useful to investors, securities analysts and other interested parties. The presentation of the KPIs is for informational purposes only and does not purport to present what Burford’s actual financial condition or results of operations would have been, nor does it project its financial condition at any future date or its results of operations for any future period. The presentation of the KPIs is based on information available as of the date of this press release and certain assumptions and estimates that Burford believes are reasonable.